As filed with the Securities and Exchange Commission on April 4, 2025

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Altamira Therapeutics Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(Address of Principal Executive Offices)

Altamira Therapeutics Ltd. Equity Incentive Plan, as amended

(Full title of the plan)

Thomas Meyer, PhD

President

Altamira Therapeutics, Inc.

254 Chapman Rd, Ste 208 #15392

Newark, DE 19702

(Name and address of agent for service)

(302) 200-8095

(Telephone number, including area code, of agent for service)

Copies to:

W. David Mannheim

Michael K. Bradshaw, Jr.

Nelson Mullins Riley & Scarborough LLP

301 Hillsborough Street, Suite 1400

Raleigh, NC 27603

Raleigh, NC 27603

Tel: (919) 329-3800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by Altamira Therapeutics Ltd. (the “Company”) for the purpose of registering additional common shares of the Company, par value USD 0.002 per share (the “Common Shares”) under the Altamira Therapeutics Ltd. Equity Incentive Plan, as amended (the “EIP”). This Registration Statement registers an aggregate of 1,696,687 additional Common Shares available for issuance under the EIP pursuant to the approval by the board of directors of the Company (the “Board”) on March 27, 2025.

The Common Shares registered pursuant to this Registration Statement are of the same class of securities as the 300,000 Common Shares registered for issuance under EIP pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-278595) filed on April 10, 2024, the 3,000 Common Shares registered for issuance under the EIP pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-252141) filed on January 15, 2021 and the 750 Common Shares registered for issuance under the EIP pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-232735) filed on July 19, 2019. The information contained in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-278595, 333-252141 and 333-232735) are hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the EIP covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

(a)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2024, as amended on April 22, 2024 and July 1, 2024;

(b)	our Reports on Form 6-K furnished on January 19, 2024, January 19, 2024, May 16, 2024, September 19, 2024, September 24, 2024, October 4, 2024, December 20, 2024 and March 10, 2025; and

(c)	the description of our Common Shares contained our Report on Form 6-K furnished on March 18, 2019, including any subsequent amendment or reports filed for the purpose of updating such description.

In relation to the description of our Common Shares, please note the following change applies to “Item 10—Additional Information—B. Memorandum and articles of association—Bermuda Description of Share Capital—Exchange Controls” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 2019, which is incorporated by reference in the Report on Form 6-K furnished on March 18, 2019, as the Common Shares are no longer traded on the Nasdaq Capital Market, or the Nasdaq:

“Exchange Controls

The permission of the Bermuda Monetary Authority is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes the common shares of the Company) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission.

We had previously received consent under the Exchange Control Act 1972 from the Bermuda Monetary Authority for the issue and transfer of the common shares to and between non-residents of Bermuda for exchange control purposes provided our shares remained listed on an appointed stock exchange, which includes the Nasdaq Capital Market.

As our common shares are no longer listed on the Nasdaq Capital Market, we have received consent under the Exchange Control Act 1972 from the Bermuda Monetary Authority for the issuance of the common shares, pursuant to the EIP, to non-residents of Bermuda for exchange control purposes, without the approval of the Bermuda Monetary Authority. In granting such consent the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this Registration Statement. ”

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this Registration Statement and shall be deemed to be a part hereof after the date of this Registration Statement but before the termination of the offering hereunder.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, provided, that any report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement only if and to the extent provided in such document.

Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
4.1	Memorandum of Continuance and Corporate Actions of the registrant (incorporated herein by reference to exhibit 3.1 of the Altamira Therapeutics Ltd. registration statement on Form F-1 (Registration No. 333-269823) filed with the Commission on March 7, 2023)
4.2	Extract of Directors’ Unanimous Written Resolutions, dated November 28, 2023 (incorporated herein by reference to exhibit 3.2 of the Altamira Therapeutics Ltd. registration statement on Form F-1 (Registration No. 333-281724) filed with the Commission on August 22, 2024)
4.3	Certificate of Deposit of Memorandum of Increase of Share Capital, dated May 30, 2024 (incorporated herein by reference to exhibit 3.3 of the Altamira Therapeutics Ltd. registration statement on Form F-1 (Registration No. 333-281724) filed with the Commission on August 22, 2024)
4.4	Bye-laws of the Registrant (incorporated herein by reference to exhibit 3.2 of the Altamira Therapeutics Ltd. registration statement on Form F-1 (Registration No. 333-269823) filed with the Commission on February 16, 2023)
5.1*	Opinion of Conyers Dill & Pearman Limited, Bermuda counsel to the Registrant (filed herewith)
23.1*	Consent of BDO AG (filed herewith)
23.2*	Consent of Deloitte AG (filed herewith)
23.3*	Consent of Conyers Dill & Pearman Limited, Bermuda counsel to the Registrant (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page hereof)
99.1	Altamira Therapeutics Ltd. Equity Incentive Plan, as amended (incorporated herein by reference to exhibit 99.1 of the Auris Medical Holding Ltd. Registration Statement on Form S-8 filed with the Commission on July 19, 2019)
107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on April 4, 2025.

Altamira Therapeutics Ltd.

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Meyer and Marcel Gremaud and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Thomas Meyer	Chief Executive Officer and Director	April 4, 2025
Thomas Meyer	(Principal Executive Officer)

/s/ Marcel Gremaud	Chief Financial Officer	April 4, 2025
Marcel Gremaud	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mats Blom	Director	April 4, 2025
Mats Blom

/s/ Alain Munoz	Director	April 4, 2025
Alain Munoz

/s/ Dominik Lysek	Director	April 4, 2025
Dominik Lysek

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form S-8, solely in the capacity of the duly authorized representative of Altamira Therapeutics Ltd. in the United States, on April 4, 2025.

Altamira Therapeutics, Inc.

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	President